EXHIBIT 10.2
UNION BANKSHARES, INC.
2014 EQUITY INCENTIVE PLAN - TABLE OF CONTENTS

ARTICLE 1		PURPOSE	3
	1.1	General	3
ARTICLE 2		DEFINITIONS	3
	2.1	Definitions	3
ARTICLE 3		EFFECTIVE TERM OF PLAN	7
	3.1	Effective Date	7
	3.2	Termination of Plan	7
ARTICLE 4		ADMINISTRATION	7
	4.1	Committee	7
	4.2	Action and Interpretations by the Committee	7
	4.3	Authority of Committee	8
	4.4	Award Certificates	8
	4.5	Indemnification	8
ARTICLE 5		SHARES SUBJECT TO THE PLAN	8
	5.1	Number of Shares	8
	5.2	Share Counting	8
	5.3	Stock Distributed	9
	5.4	Limitation on Awards	9
ARTICLE 6		ELIGIBILITY	9
	6.1	General	9
	6.2	Special Rule for Incentive Stock Options	9
ARTICLE 7		STOCK OPTIONS	10
	7.1	General	10
	7.2	Incentive Stock Options	10
ARTICLE 8		RESTRICTED STOCK and RESTRICTED STOCK UNITS	11
	8.1	Grant of Restricted Stock and Restricted Stock Units	11
	8.2	Issuance and Restrictions	11
	8.3	Dividends on Restricted Stock	11
	8.4	Grant of Dividend Equivalents	11
	8.5	Restrictions on Transfer	11
	8.6	Termination and Forfeiture	11
	8.7	Delivery of Restricted Stock	12
ARTICLE 9		PERFORMANCE AWARDS	12
	9.1	Grant of Performance Awards	12
	9.2	Performance Goals	12
	9.3	Grant of Performance Awards to Covered Employees	14
	9.4	Certification of Performance Goals	14
ARTICLE 10		PROVISIONS APPLICABLE TO AWARDS	14
	10.1	Term of Award	14
	10.2	Form of Payment for Awards	14
	10.3	Limitations on Transfer	14
	10.4	Beneficiaries	14
	10.5	Stock Trading Restrictions	14
	10.6	Acceleration upon Death or Disability	15
	10.7	Effect of a Change in Control	15
	10.8	Acceleration for Other Reasons	16
	10.9	Forfeiture Events; Recoupment	16

	10.10	Substitute Awards	16
ARTICLE 11		CHANGES IN CAPITAL STRUCTURE	16
	11.1	Mandatory Adjustments	16
	11.2	Discretionary Adjustments	17
	11.3	General	17
ARTICLE 12		AMENDMENT, MODIFICATION AND TERMINATION	17
	12.1	Amendment, Modification and Termination	17
	12.2	Modification of Outstanding Awards	17
	12.3	Compliance Amendments	18
ARTICLE 13		GENERAL PROVISIONS	18
	13.1	No Enlargement of Rights	18
	13.2	Withholding	18
	13.3	Special Provisions Related to Code Section 409A	18
	13.4	Unfunded Status of Awards	19
	13.5	Relationship to Other Benefits	19
	13.6	Expenses	19
	13.7	Titles and Headings	19
	13.8	Gender and Number	19
	13.9	Fractional Shares	19
	13.10	No Liability of Company	20
	13.11	Governing Law	20
	13.12	Additional Provisions	20
	13.13	No Limitations on Rights of Company	20

UNION BANKSHARES, INC.
2014 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.    GENERAL.  The purpose of the Union Bankshares, Inc. 2014 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Union Bankshares, Inc. (the “Company”), by linking the personal interests of officers and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, hire and retain the services of officers and directors upon whose judgment, interest, and special effort the successful operation of the Company’s business is largely dependent.  Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers, non-employee directors and certain prospective employees of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1.    DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

•“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company, as determined by the Committee.

•“Award” means any Option, Restricted Stock, Restricted Stock Unit or Dividend Equivalent granted to a Participant under the Plan.

•“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other nonpaper Award Certificates, and the use of electronic, internet or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

•“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

•“Board” means the Board of Directors of the Company.

•“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance, change in control, or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance, change in control, or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty; prolonged absence from duty without the consent of the Company; material breach by the Participant of any published Company or Affiliate personnel policy, code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company; or conviction of a felony or entering of a plea of nolo contendere to a felony. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Vermont law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

•“Change in Control” means and includes the occurrence of any one of the following events:

(i)    individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be deemed an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)    if any Person, or group of Persons acting in concert, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company Voting Securities; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of any of the following acquisitions of Company Voting Securities: (A) by the Company or any Affiliate; (B) by any employee benefit plan or trust sponsored, maintained or created by the Company or any Affiliate; (C) by any underwriter temporarily holding Company Voting Securities pursuant to an offering of such securities; (D) by any beneficial owner whose increase in the percentage ownership of outstanding Company Voting Securities is as a result of a repurchase of securities by the Company; or (E) pursuant to a transaction in which Company Voting Securities are acquired from the Company in a transaction approved by a majority of the Incumbent Directors; or

(iii)    consummation of a merger, consolidation share exchange or similar form of corporate transaction involving the Parent or a Subsidiary (a “Reorganization”), unless immediately following such Reorganization, all three of the following conditions are satisfied: (A) immediately following the consummation of the Reorganization more than fifty percent (50%) of the total voting power of the resulting corporation (the “Surviving Corporation”) or, if applicable, its ultimate parent corporation (the “Surviving Parent Corporation”) is held by Persons who were the holders of Company Voting Securities outstanding immediately prior to such Reorganization; (B) no person (other than any employee benefit plan or trust sponsored, maintained or created by the Surviving Corporation or the Surviving Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities of the Surviving Parent Corporation (or, if there is no Surviving Parent Corporation, the Surviving Corporation); and (C) at least a majority of the members of the board of directors of the Surviving Parent Corporation (or, if there is no Surviving Parent Corporation, the Surviving Corporation) are individuals who were Incumbent Directors of the Company at the time of the Company Reorganization Board’s approval of the execution of the initial agreement providing for such Reorganization; or

(iv)    consummation of the sale, directly or indirectly, of all or substantially all of the banking assets of the Company to an entity not owned or controlled (directly or indirectly) by the Company’s stockholders; or

(v)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

•“Code” means the Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

•“Committee” means the Compensation Committee of the Board.

•“Company” means Union Bankshares, Inc., a Vermont corporation, or any successor corporation.

•“Company Voting Securities” means securities of the Company eligible to vote in the election of directors of the Company.

•“Continuous Status as a Participant” means the absence of any interruption or termination of service as an officer or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Status as a Participant shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates; or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate; or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.  Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

•“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

•“Disability” of a Participant means any mental or physical condition with respect to which the grantee qualified for and receives benefits under a long-term disability plan of the Company or Subsidiary, or in the absence of such a long-term disability plan or coverage under such plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the grantee from fulfilling his or her duties or responsibilities to the Company or a Subsidiary. If an Award is determined to be subject to Code Section 409A, then notwithstanding anything else herein to the contrary “Disability” or “Disabled” shall mean that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer; or (iii) is determined to be totally disabled by the Social Security Administration.  If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Code Section 22(e)(3).  Except to the extent prohibited (if applicable) by Code Section 409A, in the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

•“Dividend Equivalent” means a right granted to a Participant under section 8.4 in conjunction with the grant of Restricted Stock Units.

•“Effective Date” has the meaning assigned such term in Section 3.1.

•“Eligible Person” means an officer or Nonemployee director of the Company or any Affiliate, or any prospective employee of the Company or any Affiliate who will be an officer upon his or her date of hire..

•“Exchange” means The NASDAQ Stock Market or any other national securities exchange on which the Stock may from time to time be listed or traded.

•“Fair Market Value,” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on such interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Sections 409A and 162(m).

•“Full Value Award” means an Award of Restricted Stock or an award of a Restricted Stock Unit which is or may be settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

•“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance, change in control or similar agreement, if any, in effect at the time of such constructive termination between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, severance, change in control or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate.  If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

•“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in this Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be a provided to the Participant within a reasonable time after the Grant Date.

•“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Code Section 422 or any successor provision.

•“Incumbent Directors” has the meaning specified above in the definition of “Change in Control.”

•“Independent Directors” means those members of the Board of Directors who qualify at any given time as (i) “independent” directors under Nasdaq Stock Market Rule 5605(a)(2), (ii) “nonemployee” directors under Rule 16b-3 of the 1934 Act, and (iii) “outside” directors under Code Section 162(m).

•“Nonemployee Director” means a director of the Company or an Affiliate who is not a common law employee of the Company or an Affiliate.

•“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

•“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

•“Parent” means a corporation, limited liability company, partnership or other entity which owns of record or beneficially a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Code Section 424(e).

• “Participant” means a person who, as an officer or director of the Company or any Affiliate, or as a prospective employee of the Company or an Affiliate, has been granted an Award under the Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 10.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

•“Performance Award” means any award granted under the Plan pursuant to Article 9.

• “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

• “Plan” means the Union Bankshares, Inc. 2014 Equity Incentive Plan, as amended from time to time.

•“Restricted Stock” means Stock granted to a Participant under Article 8 that is subject to such restrictions as are specified in the related Award Certificate, and to risk of forfeiture.

•“Restricted Stock Unit” means a right granted to a Participant under Article 8 to receive shares of Stock (or the equivalent value in cash if the Committee so provides) in the future, which right is subject to such restrictions as are specified in the related Award Certificate, and to risk of forfeiture.

•“Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company or an Affiliate, or, in the event of the inapplicability thereof with respect to the Participant in question, after attaining age 65 with at least five years of service with the Company or its Affiliates.

•“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Code Section 162(m)(c) or any successor provision.

•“Substitute Award” has the meaning assigned to such term in Section 10.10.

•“Shares” means shares of the Company’s Stock.  If there has been an adjustment or substitution pursuant to Section 11.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 11.1.

•“Stock” means the $2.00 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 11.1.

•“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Code Section 424(f).

•“1933 Act” means the federal Securities Act of 1933, as amended from time to time.

•“1934 Act” means the federal Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.    EFFECTIVE DATE.  The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”). No Award shall be made prior to the Effective Date.

3.2.    TERMINATION OF PLAN.  The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (i) adoption of this Plan by the Board, or (ii) the Effective Date.

ARTICLE 4
ADMINISTRATION

4.1.    COMMITTEE.  The Plan shall be administered by the Compensation Committee appointed by the Board, which shall consist of at least three directors, each of whom shall be an Independent Director. In its discretion, the Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, (i) only those members of the Board who qualify as Independent Directors shall participate in any determinations or votes relating to the administration of the Plan (including the granting of any Award); and (ii) the Board (acting through its Independent Directors) shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.  The mere fact that a Committee member or Board member shall fail to qualify as an Independent Director or shall fail to abstain from any action in administering the Plan shall not invalidate any Award made hereunder which is otherwise validly made under the Plan. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.    ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.    AUTHORITY OF COMMITTEE.  Except as provided in Section 4.1, the Committee shall have the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants from among Eligible Persons;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)	Determine the terms and conditions of any Award granted under the Plan;

(f)	Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)	Make all other decisions, determinations and interpretations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(j)	Amend the Plan or any Award Certificate as provided herein; and

4.4.    AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate.  Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

4.5.    INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.    NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and Section 11.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 50,000. It is intended that upon the Effective Date (i) no further Awards shall be made under the Company’s 2008 Incentive Stock Option Plan; (ii) any Awards of Incentive Stock Options made on or after such Effective Date shall be deemed to be made under this Plan; and (iii) any outstanding awards of incentive stock options granted under the 2008 Incentive Stock Option Plan shall continue to be governed by the terms of such plan.

5.2.    SHARE COUNTING.  Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with the following provisions:

(a)
To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.

(b)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.

(c)
Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan share reserve and will again be available for issuance pursuant to Awards granted under the Plan.

(d)
If the Participant pays the exercise price of an Option by delivering Shares to the Company (by either actual delivery or attestation), the number of Shares so delivered by the Participant shall be added back to the Plan share reserve and will again be available for issuance pursuant to awards granted under the Plan.

(e)
To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option shall be subtracted from the Plan share reserve.

(f)
To the extent that the full number of Shares subject to an Award other than an Option is not issued or does not vest for any reason, including by reason of failure to achieve performance goals in whole or in part, only the number of Shares that have vested shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan and any shares forfeited will again be available for issuance pursuant to Awards granted under the Plan.

(g)	Substitute Awards granted pursuant to Section 10.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3.    STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.    LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 11.1):

(a)	Grants of Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 7,000.

(b)
Grants of Restricted Stock or Restricted Stock Units.  The maximum aggregate number of Shares underlying of Awards of Restricted Stock and Restricted Stock Units granted under the Plan in any 12-month period to any one Participant shall be 5,000.

(c)	Exercise of Incentive Stock Options. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 50,000

ARTICLE 6
ELIGIBILITY

6.1.    GENERAL.  Awards may be granted only to Eligible Persons who are selected by the Committee from time to time.

6.2.    SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. Notwithstanding anything in this Plan to the contrary, (i) Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or a Parent or Subsidiary as defined in Code Sections 424(e) and (f); and (ii) Eligible Persons who are service providers to an Affiliate may be granted Options under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1.    GENERAL.  Options granted under the Plan shall be in such form as the Committee may from time to time approve. Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)
Exercise Price.  The exercise price per Share under an Option shall be determined by the Committee, provided, however, that the exercise price for any Option (other than an Option issued as a Substitute Award pursuant to Section 10.10) shall not be less than the Fair Market Value of the underlying stock as of the Grant Date. If the Participant owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and an Incentive Stock Option is granted to Participant, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date.

(b)
Prohibition on Repricing.  Except as otherwise provided in Section 11.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c)
Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e).  The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. If the Option is intended to qualify as an Incentive Stock Option under Code Section 422, the aggregate Fair Market Value (determined as of the Grant Date) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limitation, it shall be deemed to constitute a Non-Qualified Stock Option.

(d)
Exercise and Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. Any Shares surrendered or withheld in full or partial payment of the exercise price of an Option, or in payment of tax withholdings shall be valued at their Fair Market Value on the date of exercise.

(e)
Exercise Term.   No Option granted under the Plan shall be exercisable for more than ten years from the Grant Date, provided, however, that if the Option is intended to qualify as an Incentive Stock Option and the Participant owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of such Option shall be no more than five (5) years from the Grant Date.

(f)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)	No Dividends or Dividend Equivalents. No Option shall provide for Dividends or Dividend Equivalents.

7.2.    INCENTIVE STOCK OPTIONS.

(a)
General. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Code Section 422.  To the extent that an Option does not satisfy all of the requirements of Code Section 422, such Option shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted after March 19, 2024.

(b)	Termination of Continuous Service. Without limiting the generality of the foregoing, an Incentive Stock Option shall be subject to the following provisions:

(i)
Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the

Option, but only within such period of time ending on the earlier of: (a) the date three (3) months following the termination of the Participant’s Continuous Service or (b) the Option expiration date.

(ii)	Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

(iii)
Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the Option, but only within such period of time ending on the earlier of (a) the date twelve (12) months following the Participant’s termination of Continuous Service or (b) the Option expiration date.

(iv)
Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance by the person designated to exercise the Option upon the Participant’s death during the time period ending on the Option expiration date, or such shorter period (if any) specified in the Award Certificate.

ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1.    GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock and Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee in its discretion.  An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

8.2.    ISSUANCE AND RESTRICTIONS.  Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals, time-based vesting restrictions or otherwise, as the Committee determines at the time of the grant of the Award. Restricted Stock Awards granted hereunder are intended to comply with Code Section 83 and are intended to be exempt from the application of Code Section 409A.  Except as otherwise provided herein or in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to any Award of the Restricted Stock, including voting rights, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are issued to the Participant in settlement of the Restricted Stock Units following satisfaction of any vesting and other conditions specified in the Award Certificate.

8.3.    DIVIDENDS ON RESTRICTED STOCK. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any cash or stock dividends paid thereon will be paid or distributed to the Participant when and as paid to the stockholders generally, and in no event later than the 15th day of the third month following the end of the calendar year in which the dividends are paid to stockholders.

8.4.    GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents with respect to Awards of Restricted Stock Units granted hereunder, subject to such terms and conditions, including vesting, as may be determined by the Committee.  Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award of Restricted Stock Units, as determined by the Committee.   Dividend Equivalents shall vest and be distributed when and to the extent the underlying Restricted Stock Unit Award vests. The Committee may provide in the Award Certificate that prior to vesting, Dividend Equivalents shall accrue and be deemed to have been reinvested in additional Shares, or otherwise reinvested.   Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the third month following the later of (i) the end of the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the end of the first calendar year during which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

8.5.    RESTRICTIONS ON TRANSFER. Neither Restricted Stock nor Restricted Stock Units may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the applicable restriction period.

8.6.    TERMINATION AND FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter or as otherwise provided in this Plan, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy applicable performance goals during the applicable restriction period,

Restricted Stock and Restricted Stock Units that are at that time subject to such restrictions shall be forfeited. Any Restricted Stock forfeited by a Participant shall be redeemed and cancelled by the Company, without payment of consideration to the Participant, and the escrow agent shall be authorized to deliver the certificates representing such Shares to the Company for cancellation.

8.7.    DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company, an Affiliate or one or more employees of the Company or Affiliate) designated by the Committee, a stock certificate or certificates registered in the name of the Participant.  Unless otherwise determined by the Committee, the Participant shall deposit the certificates representing the Shares awarded as Restricted Stock that have not yet vested, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Trust Department of Union Bank as the Company’s agent and such Shares shall be released from escrow and delivered to the Participant only upon authorization of the Committee upon vesting of the Shares. Certificates representing shares of Restricted Stock may bear such restrictive legends as the Committee deems appropriate.

ARTICLE 9
PERFORMANCE AWARDS

9.1.    GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant any Award under this Plan, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  Any such Awards with performance-based vesting criteria are sometimes referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.  All Performance Awards shall be evidenced by an Award Certificate.

9.2.    PERFORMANCE GOALS.

(a)	Business Criteria. The Committee may establish performance goals for Performance Awards which may be based on any one or more of the following criteria, as selected by the Committee:
•basic earnings per share;
•basic cash earnings per share;
•diluted earnings per share;
•core earnings per share;
•diluted cash earnings per share;
•net income;
•cash earnings;
•net interest income;
•noninterest income;
•general and administrative expense to average assets ratio;
•cash general and administrative expense to average assets ratio;
•efficiency ratio;
•cash efficiency ratio;
•return on average assets;
•core return on average assets;
•cash return on average assets;
•return on average stockholders’ equity;
•cash return on average stockholders’ equity;
•core return on equity;
•return on average tangible stockholders’ equity;
•cash return on average tangible stockholders’ equity;
•core earnings;
•operating income;

•operating efficiency ratio;
•net interest margin;
•growth in assets, loans (including home equity lines of credit), or deposits;
•loan production volume;
•nonperforming loans;
•cash flow;
•capital preservation (core or risk-based);
•interest rate risk exposure-net portfolio value;
•interest rate risk-sensitivity;
•liquidity parameters;

•
strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

•stock price (including, but not limited to, growth measures and total stockholder return);
•operating expense as a percentage of average assets;
•core deposits as a percentage of total deposits;
•net charge-off percentage;
•average percentage past due;
•classified assets to total assets;
•compliance/audit exam findings;
•capital ratio;
•revenue growth;
•tangible book value per diluted share;
•management achievement of strategic plan goals;
•system knowledge & utilization of core applications;
•customer service survey; or
•any combination of the foregoing.

Performance goals may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index, or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax laws or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)
Adjustments. Pursuant to this Section 9.2, in certain circumstances the Committee may adjust performance measures under outstanding Awards; provided, however, that notwithstanding anything herein to the contrary, no adjustment may be made with respect to an Award to a Covered Employee that is intended to be performance-based compensation within the meaning of Code Section 162(m) as contemplated in Section 9.3, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee.

9.3.    GRANT OF PERFORMANCE AWARDS TO COVERED EMPLOYEES. With respect to each Performance Award granted to a Covered Employee that is intended by the Committee to qualify as a “performance-based award” under Code Section 162(m), the Committee shall select, within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant from among those criteria enumerated in Section 9.2, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each such Performance Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each performance period and different goals may be applicable to Performance Awards to different Covered Employees. Maximum Awards to Covered Employees are subject to the limitations in Section 4.2 of this Plan. Notwithstanding anything herein to the contrary, no Award that is intended by the Committee to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of service (other than death or Disability or a Change in Control).

9.4.    CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Performance Award to a Covered Employee granted pursuant to Section 9.3 shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.  Except as specifically provided in Section 9.3, no Performance Award to a Covered Employee under Section 9.3 or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to such Award, in any manner to waive the achievement of the applicable performance goal or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause such Performance Award to cease to qualify as performance-based compensation under Code Section 162(m).

ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS

10.1.    TERM OF AWARD.  Subject to Section 7.1(e) with respect to Options, the term of each Award shall be for the period as determined by the Committee and specified in the applicable Award Certificate.

10.2.    FORM OF PAYMENT FOR AWARDS.  At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.  Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

10.3.    LIMITATIONS ON TRANSFER.  No right or interest of a Participant in any unexercised or unvested restricted Award may be assigned, transferred, pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Code Section 414(p)(1)(A) if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

10.4.    BENEFICIARIES.  Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate.  Subject to the foregoing, a Participant may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Committee.

10.5.    STOCK TRADING RESTRICTIONS.  All Stock issuable under the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

10.6.    ACCELERATION UPON DEATH OR DISABILITY.  Except as otherwise provided in the Award Certificate, or in Section 10.8 with respect to Awards of Restricted Stock and Restricted Stock Units, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability:

(i)    all of that Participant’s outstanding Options shall become fully exercisable, and shall thereafter remain exercisable for the applicable period specified in Section 7.2;

            (ii)    all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse, and the Awards shall be deemed to vest as of the date of termination; and

(iii)    all performance criteria under all of that Participant’s outstanding performance-based Awards shall be deemed to have been satisfied as of the date of termination, as follows:

(A)    if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B)    if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C)    in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 13.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

10.7.    EFFECT OF A CHANGE IN CONTROL.  The provisions of this Section 10.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any separate agreement with a Participant governing an Award.

(a)    Awards not Assumed or Substituted by Surviving Entity.  Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding Performance Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 13.3, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 13.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

(b)    Awards Assumed or Substituted by Surviving Entity.  With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding Performance Awards of that Participant shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 13.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.  With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance, change in control or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

10.8.    ACCELERATION FOR OTHER REASONS.  Regardless of whether an event has occurred as described in Sections 10.6 or 10.7 above, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards of Restricted Stock or Restricted Stock Units shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.  In exercising its discretion pursuant to this Section 10.8, the Committee may provide for nonuniform treatment among Participants (whether or not similarly situated) and among Awards granted to a Participant. Notwithstanding anything herein to the contrary, the Committee may not waive any performance-based criteria with respect to an Award to a Covered Employee intended to qualify as performance-based compensation under Code Seciton 162(m), nor shall satisfaction of such criteria be deemed to have been accelerated, other than in connection with such Covered Employee’s death or Disability or a Change in Control.

10.9.    FORFEITURE EVENTS; RECOUPMENT.

(a)    Forfeiture. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

(b)    Recoupment. All Awards (including Awards that have vested in accordance with the Award Certificate) shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company from time to time or recoupment requirement imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards.

10.10.    SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation.  The Committee may direct that the Substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

11.1.    MANDATORY ADJUSTMENTS.  In the event of an internal reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, rights offering, or large nonrecurring cash dividend or similar extraordinary event affecting the Stock, the authorization limitations under Sections 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such event.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the performance goals or other measures to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.  Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limitations under Sections 5.1 and 5.4 shall automatically be adjusted proportionately, the Shares then subject to each Award and the exercise price of each outstanding Option shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately. Any adjustment under this Section to the number of Shares subject to an Award may provide for the number of Shares to be rounded up or down to the next whole Share, as the Committee may determine in its discretion.

11.2.    DISCRETIONARY ADJUSTMENTS.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, combination or exchange of shares), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

11.3.    GENERAL.  Any discretionary adjustments made pursuant to this Article 11 shall be subject to the provisions of Section 12.2.  To the extent that any adjustments made pursuant to this Article 11 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Non-Qualified Stock Options (Again).

ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION

12.1.    AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan; (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan; (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

12.2.    MODIFICATION OF OUTSTANDING AWARDS.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)    The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)    Except as otherwise provided in Section 11.1, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)    No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

12.3.    COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Sections 409A and 162(m) of the Code), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 12.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 13
GENERAL PROVISIONS

13.1.    NO ENLARGEMENT OF RIGHTS.

(a)    No Participant or any Eligible Person shall have any claim to be granted any Award under the Plan.  Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Persons uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Persons who receive, or are eligible to receive, Awards (whether or not such Eligible Persons are similarly situated).

(b)    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)    Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 12, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)    No Award shall be deemed to give a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

13.2.    WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

13.3.    SPECIAL PROVISIONS RELATED TO CODE SECTION 409A.

(a)    General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Code Section 409A.  The Plan and all Award Certificates shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers or employees (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)    Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute nonexempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Code Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Code Section 409A.  If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c)    Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)    Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute nonexempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)    the amount of such nonexempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and

(ii)    the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

13.4.    UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.  This Plan is not intended to be subject to ERISA.

13.5.    RELATIONSHIP TO OTHER BENEFITS.  No Award under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

13.6.    EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

13.7.    TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.8.    GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.9.    FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

13.10.    NO LIABILITY OF COMPANY. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, beneficiary or any other person as to: (a) the nonissuance or sale of Shares as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, beneficiary or other person including, without limitation, due to the receipt, vesting, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.

13.11.    GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Vermont.

13.12.    ADDITIONAL PROVISIONS.  Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

13.13.    NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to issue or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Union Bankshares, Inc. 2014 Equity Incentive Plan as adopted by the Board on March 19, 2014 and by the stockholders on _____________, 2014.

UNION BANKSHARES, INC.

By:

Its: